Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$829,720
Unrealized Gain (Loss) on Market Value of Commodity Futures	(10,104,590)
Dividend Income	72,022
Interest Income	9,235
ETF Transaction Fees	350
Total Income (Loss)	$(9,193,263)

Expenses
General Partner Management Fees	$26,086
Professional Fees	14,799
Brokerage Commissions	620
Directors' Fees and insurance	1,193
NYMEX License Fee	522
Total Expenses	43,220
Expense Waiver	(11,917)
Net Expenses	$31,303
Net Income (Loss)	$(9,224,566)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/22	$44,103,357
Additions (150,000 Shares)	3,649,504
Net Income (Loss)	(9,224,566)

Net Asset Value End of Month	$38,528,295
Net Asset Value Per Share (1,750,000 Shares)	$22.02

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596